Exhibit 10.2

SUNLIGHT FINANCIAL HOLDINGS INC.
2021 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Unit Award (the "Notice"), this Restricted Stock Unit Award Agreement (this "Award Agreement"), and the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the "Plan"), Sunlight Financial Holdings Inc., a Delaware corporation (the "Company"), hereby grants the individual set forth in the Notice (the "Participant") Restricted Stock Units (the "RSUs"). Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.
1.Grant of an RSU. The principal features of the RSU, including the number of RSUs subject to the Award, are set forth in the Notice.

2.Vesting Schedule and Risk of Forfeiture.

(a)Vesting Schedule. Subject to the Participant's Continuous Service and any other limitations set forth in the Notice, the Plan and this Award Agreement, the RSUs will vest in accordance with the Vesting Schedule provided in the Notice (the "Vesting Schedule").

(b)Risk of Forfeiture. The RSUs will be subject to a risk of forfeiture until such time as the RSUs vest in accordance with the Vesting Schedule. All or any portion of the RSUs subject to a risk of forfeiture will automatically be forfeited and immediately returned to the Company if the Participant's Continuous Service is interrupted or terminated for any reason other than as permitted under the Notice, this Award Agreement, and the Plan. Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested RSUs will automatically and immediately be forfeited upon the earlier of: (i) the termination of Participant's Continuous Service for Cause, or (ii) the Participant's breach (as determined by the Administrator) of any provision of the Notice, this Award Agreement, the Plan or any other material agreement between the Company and/or an Affiliate on the one hand and the Participant on the other. The Company may implement any forfeiture under this Section 2(b) in a unilateral manner, without the Participant's consent, and with no payment to the Participant, cash or otherwise, for the forfeited RSUs.

3.Settlement of RSUs into Shares. Subject to the terms of this Award Agreement, on the date all or any portion of the RSUs vest pursuant to the Vesting Schedule, each RSU that vests will immediately and automatically be converted into one Share of the Company's Common Stock and immediately thereafter will be issued to the Participant.

4.Dividend Equivalents. The Participant shall be entitled to any Dividend Equivalents with respect to the RSUs to reflect any dividends payable on Shares. Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the RSUs to which they are attributable and shall be paid on the same date that the RSUs to which they are attributable are settled in accordance with Section 3 hereof. Dividend Equivalents may be accumulated and deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Administrator in its discretion.

5.Taxes. The Participant hereby acknowledges and understands that the Participant may suffer adverse tax consequences as a result of the Participant's receipt of, vesting in, or disposition of, the RSUs.

(a)Representations. The Participant has reviewed with the Participant's tax advisors the tax consequences of the Notice, this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company, any Affiliate or any of their respective agents. The Participant hereby acknowledges and understands that the Participant (and not the Company nor any Affiliate) will be responsible for the Participant's tax liability that may arise as a result of the Participant receiving this Award Agreement and the RSUs granted hereunder.

(b)Section 409A. The RSUs and this Award Agreement are intended to avoid the application of Section 409A of the Code ("Section 409A") because there is no deferral arrangement.

6.Non-Transferability of RSUs. The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant's RSUs in the event of the Participant's death on a beneficiary designation form provided by the Administrator. The terms of this Award Agreement are binding upon the executors, administrators, heirs, successors and transferees of the Participant.

7.No Rights as a Shareholder of the Company. The Participant's receipt of the grant of RSUs pursuant to the Notice and this Award Agreement will not provide or confer rights or status as a shareholder of the Company until such time the RSUs are converted in accordance with Section 3 of this Award Agreement.

8.Legality of Initial Issuance. No Shares will be issued in accordance with Section 3 of this Award Agreement unless and until the Administrator has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed, if any, have been satisfied; and (iii) any other applicable provision of any Applicable Laws has been satisfied.

9.Notice. Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon the earlier of personal delivery and the fifth (5th) business day after deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice must be addressed to the Company at its principal executive office and to the Participant at the address that the Participant most recently provided to the Company or an Affiliate.

10.Successors and Assigns. Except as provided herein to the contrary, the Notice, this Award Agreement and the Plan are binding upon and will inure to the benefit of the parties to the Notice and this Award Agreement, their respective permitted successors and assigns.

11.No Assignment. Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice, this Award Agreement or the Plan without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company is permitted to assign its rights or obligations under the Notice, this Award Agreement and the Plan.

12.Construction; Severability. The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. The term "include" or "including" does not denote or imply any limitation. The term "business day" means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Delaware. The validity, legality or enforceability of the remainder of the Notice and this Award

Agreement will not be affected even if one or more of the provisions of the Notice or this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

13.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by Applicable Laws, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, grant or award notifications and agreements, account statements, reports, and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and have the same force and effect as, his or her manual signature.

14.Administration and Interpretation. Any determination by the Administrator in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company, its Affiliates, and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs or Shares hereunder must be submitted by the Participant to the Administrator. The resolution of such question or dispute by the Administrator will be final and binding on all parties.

15.Counterparts. The Notice and each of the exhibits to this Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or portable document format (.pdf), and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

16.Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, its Affiliates and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware. Notwithstanding the foregoing or any other provision in the Plan or this Award Agreement to the contrary, the Administrator has the right, in its sole discretion, to unilaterally adopt amendments to this Award Agreement or the Plan to the minimum extent necessary or appropriate (as determined by the Administrator in its sole discretion) for the RSUs to comply with Section 409A.

17.Venue. The Company, its Affiliates, the Participant and the Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan must be brought in the United States District Court for the Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Delaware) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 17 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

18.No Guarantee of Continuous Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE

COMPANY OR ANY AFFILIATE, AS APPLICABLE (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THE RSUS OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE TO TERMINATE THE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

19.Unsecured General Creditor. The Participant has no legal or equitable rights, interests or claims in any property or assets of the Company due to the Notice, this Award Agreement and the grant of RSUs hereunder. For purposes of the payment of benefits under the Notice and this Award Agreement, the Participant has no more rights than those of a general creditor of the Company. The Company's obligation under the Notice and this Award Agreement will be that of a conditional unfunded and unsecured promise to pay money or property in the future.

20.Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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